UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  April 23, 2013

YaSheng Group

 (Name of small business issuer as specified in its charter)

California	000-31899	33-0788293
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

805 Veterans Blvd., #228 Redwood City, CA		94063
(Address of principal executive offices)		(Zip code)

(650) 363-8345

 (Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under an of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

It is with sadness and a deep sense of loss that YaSheng Group announces the death of its Chairman Zhou Chang Sheng.  During Mr. Zhou's visionary leadership of our company in his more than thirty year career with us, we have grown to become one of the largest and most technologically innovative agricultural companies in China producing premium specialty agriculture based products, specializing in developing the agriculture industry by cultivating, processing, marketing and distributing a variety of food and agro-byproducts.  Mr. Zhou also served as Chairman of Gansu Yasheng Salt Industry (Group) Co., Ltd., from May of 1997 to May of 2007 and, subsequently, he served as Chairman of the Board of Gansu Yasheng Industrial (Group) Co., Ltd. from June 1987 to May 2007. Chairman Zhou held a Ph.D. in Business Administration and was a senior economist.  Mr. Zhou was also the catalyst for our expansion into businesses that complement and supplement our core businesses. Our board of directors is in the process of selecting his successor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG GROUP

Dated: April 23, 2013	By:	/s/ Mei Ping Wu
Name: Mei Ping Wu
Title: President

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